EXHBIT A

                              GIT SHAREHOLDERS





Name of                                   GIT Shares        Rescon Shares
Shareholder                               Owned             to be Issued
--------------------------                -----------       --------------
Radical Technologies, Inc.                200               11,000,000


                                 EXHIBIT B

                          CANCELLING SHAREHOLDERS



Name of Shareholder                       Rescon Shares to be Cancelled
-------------------------                 -----------------------------
Quad D Partnership                                 25,000
Maven Strategic Partners                        1,012,468
Kelly Trimble                                   1,012,466
Calamitous, L.C.                                1,012,466
Jenson Services, Inc.                             569,820
James Doolin                                      117,558


                                 EXHIBIT C

                   DISTRIBUTION OF $315,000 AND WARRANTS


Name of                                  Distribution     Distribution
Recipient                                of $315,000      of Warrants
--------------------                     --------------   ---------------
Jenson Services, Inc.                    $136,375.00

Jeff VanOs                                 47,250.00            30,000

Duane S. Jenson                                                 17,040

Jeffrey D. Jenson                                               17,040

Travis T. Jenson                                                17,040

Thomas J. Howells                                               12,780

James P. Doolin                                                  7,100

Kelly Trimble                              58,187.50            35,500

Michael J. Doolin                           5,000.00             5,000

Leonard W. Burningham                      10,000.00            15,000

Frank Gillen                               58,187.50            35,500

Stephen Nagel                                                    8,000



                                 EXHIBIT D

                              FORM OF WARRANT

THIS WARRANT AND THE STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND CAN BE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT, UNLESS, IN THE OPINION OF COUNSEL FOR THE COMPANY OR COUNSEL FOR THE REGISTERED HOLDER (WHICH SHALL BE IN FORM AND FROM SUCH COUNSEL AS SHALL BE REASONABLY SATISFACTORY TO THE COMPANY), SUCH REGISTRATION IS NOT THEN REQUIRED.

                       RESCON TECHNOLOGY CORPORATION
                       COMMON STOCK PURCHASE WARRANT

          1. ISSUANCE. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by Rescon Technology Corporation, a Nevada corporation (the "Company"), _________________, an individual, or registered assigns (the "Holder") is hereby granted the right to purchase at any time until 5:00 M.S.T., Mountain Standard Time, on June __, 2004 (the "Expiration Date"), ___________________(_______) fully paid and nonassessable shares of the Company's Common Stock, $.0001 par value per share (the "Common Stock") at an exercise price of $2.00 per share (the "Exercise Price") subject to further adjustment as set forth in Section 6 hereof.

          2. EXERCISE OF WARRANTS. This Warrant is exercisable in whole or in part for whole shares of the Company's Common Stock at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check. In lieu of paying cash to exercise this Warrant, the Holder may (if the Common Stock then deliverable to Holder is either not freely saleable by Holder or is not then registered for resale pursuant to an effective registration statement), by designating a "cashless" exercise on the Notice of Exercise Form, acquire a number of whole shares of the Company's Common Stock equal to (a) the difference between (i) the Market Value of the Company's Common Stock and (ii) the Exercise Price, multiplied by (b) the number of shares of Common Stock purchasable under the portion of the Warrant tendered to the Company, divided by (c) the Market Value of the Company's Common Stock. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. For the purposes of this Section 2, "Market Value" shall be an amount equal to the average closing bid price of a share of Common Stock for the five
(5) business days immediately preceding the Company's receipt of the Notice of Exercise Form duly executed.

          3. RESERVATION OF SHARES. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").


          4. MUTILATION OR LOSS OF WARRANT. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

          5. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

          6. ADJUSTMENTS TO EXERCISE TERMS. If the Company at any time prior to the full execution of this Warrant shall, by subdivision, combination, merger, spin-off, re-classification or like capital adjustment of the securities, change any of the securities to which purchase rights under this Warrant exist into the same or different number of securities of any class or classes, this Warrant shall thereafter entitle the Holder to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the securities acquirable immediately prior to such transaction. If shares of the securities acquirable upon exercise of this Warrant are subdivided into a greater number of securities, including any stock dividend, or if such securities are combined into a lesser number of securities, then the purchase price for the securities acquirable upon exercise of this Warrant and the securities acquirable pursuant to this Warrant shall be proportionately and equitably adjusted.

          7. TRANSFER TO COMPLY WITH THE SECURITIES ACT. This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act and applicable state securities laws relating to such security, unless in the opinion of counsel satisfactory to the Company, such registrations are not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

          8. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

               (i)  if the to Company, to:

                    Rescon Technology Corporation



               (ii) if to the Holder, to:

                    Any party may give notice in accordance with this Section to the other parties designating another address or person for receipt of notices hereunder.


          9. SUPPLEMENTS AND AMENDMENTS; WHOLE AGREEMENT. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

          10. GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of Utah and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

          11. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the ____ day of June, 2002.

                                   Rescon Technology Corporation
                                   a Nevada corporation


                                   By:_________________________________
                                        Name:
                                        Title:

Attest:

________________________
Name:
Title:




                                 EXHIBIT E

                         FORM OF INVESTMENT LETTER


                               June __, 2002



Board of Directors of Rescon Technology, Inc.:


1.   REPRESENTATIONS AND WARRANTIES OF INVESTOR

     Investor represents and warrants to Rescon Technology, Inc., ("Rescon") that:

     (a) Purchase for Own Account for Investment. Investor is purchasing the Restricted Securities for Investor's own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Restricted Securities within the meaning of the Securities Act of 1933, as amended (the "1933 Act"). Investor has no present intention of selling or otherwise disposing of all or any portion of the Restricted Securities and no one other than the Investor has any beneficial ownership of any of the Restricted Securities.

     (b) Access to Information. Investor has had access to all information regarding Rescon and its present and prospective business, assets, liabilities and financial condition that Investor reasonably considers important in making the decision to purchase the Restricted Securities, and Investor has had ample opportunity to ask questions of Rescon's representatives concerning such matters and this investment.

     (c) Understanding of Risks. Investor is fully aware of: (i) the highly speculative nature of the investment in the Restricted Securities;
(ii) the financial hazards involved; (iii) the lack of liquidity of the Restricted Securities and the restriction on transferability of the Restricted Securities (e.g., that Investor may not be able to sell or dispose of the Restricted Securities or use them as collateral for loans); and (iv) the tax consequences of investment in the Restricted Securities.

     (d) Investor's Qualifications. By reason of Investor's business or financial experience, Investor is capable of evaluating the merits and risks of this investment, has the ability to protect Investor's own interests in this transaction and is financially capable of bearing a total loss of this investment.

     (e) No General Solicitation. At no time was the Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Restricted Securities.


     (f) Compliance with Securities Laws. Investor understands and acknowledges that, in reliance upon the representatives and warranties made by Investor herein, the Restricted Securities are not being registered with the Securities and Exchange Commission ("SEC") under the 1933 Act of being registered or qualified under the Utah Uniform Securities Act (the "Law"), but instead are being issued under an exemption or exemptions from the registration and qualification requirements of the 1933 Act and the Law.

     (g) Restrictions on Transfer. Investor understands that Investor may not transfer any Restricted Securities unless such Restricted Securities are registered under the 1933 Act or qualified under the Law or unless, in the opinion of counsel to Rescon, exemptions from such registration and qualifications requirements are available. Investor understands that only Rescon may file a registration statement with the SEC or with a State's Securities Division and Rescon is under no obligation to do so with respect to the Restricted Securities. Investor has also been advised that exemptions from registration and qualifications may not be available or may not permit Investor to transfer all or any of the Restricted Securities in the amounts or at the times proposed by Investor.

     (h) Rule 144. In addition, Investor has been advised that SEC Rule 144 promulgated under the 1933 Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Restricted Securities and, in any event, requires that the Restricted Securities by held for a minimum of one year, and in certain cases two years, after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144. Investor understands that Rule 144 may indefinitely restrict transfer of the Restricted Securities so long as Investor remains an "affiliate" of Rescon and "current public information" about Rescon (as defined in Rule 144) is not publicly available.

     2.   Legends and Stop-Transfer Orders

     Investor understands that certificates or other instruments representing any of the Restricted Securities acquired by Investor will bear legends substantially similar to the following, in addition to any legends required by federal or state laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATIONS OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITY LAWS.

     The undersigned agrees that, in order to ensure and enforce compliance with the restrictions imposed by applicable laws and those referred to in the foregoing legends, or elsewhere herein, Rescon may issue appropriate "stop-transfer" instructions to its transfer agent, if any, with respect to any certificate or other instrument representing Restricted Securities, or if Rescon transfers its own securities, that it may make appropriate notations to the same effect in its records.

     3.   Title.

          The exact spelling of the name(s) under which title to the Restricted Securities will be taken is:

                    Radical Technologies, Inc.
                    __________________________________
          The Undersigned wishes to take title to the Restricted Securities as follows:

          [ ]  Individual, as separate property

          [ ]  Husband and wife, as community property

          [ ]  Joint Tenants

          [ ]  Tenants in Common

          [ ] Alone or with spouse as trustee(s) of the following trust (including date):

          [X ] Other (corporation, Partnership, custodian, trust, etc.;
               please specify)

               Corporation
               ___________________________________________________________

                              Very truly yours,

                              Radical Technologies, Inc.


                              ________________________________
                              Christian Nigohossian, President

                              25 Fairchild Avenue, Suite 500
                              ________________________________
                              Street Address

                              Plainview, New York 11803
                              ________________________________
                              City, State, ZIP Code
                              ________________________________
                              Tax ID Number